EXHIBIT 10.49
Fifth Supplemental Subsidiary Guarantee Agreement
     Fifth Supplemental Subsidiary Guarantee Agreement (the “Fifth Supplemental Subsidiary Guarantee Agreement”) dated June 23, 2005, among Seabulk International, Inc., a Delaware corporation (the “Borrower”); Seabulk Towing, Inc., a Delaware corporation; each of the four Additional Subsidiary Guarantors hereinbelow specified; and Fortis Capital Corp. (the “Agent”).
Preliminary Statement
     Pursuant to the terms of the Swap Agreements, each of the Counterparties agreed to provide the Borrower with an interest rate swap to enable the Borrower to manage its interest rate exposure. As a condition to providing such Swap Agreements and any other Swap Agreements from time to time outstanding, each of the Counterparties requested that the Subsidiary Guarantors, jointly and severally, guarantee the Obligations of the Borrower under the Swap Agreements by entering into the Guarantee Agreement and securing the Subsidiary Guarantors’ obligations hereunder by granting to the Agent, on behalf of the Counterparties, a lien in, to and under the Guarantee Collateral.
     In connection with the restructuring, for commercial reasons, of the ownership and/or operation of certain assets belonging to the Borrower or, in some cases, to subsidiaries of the Borrower, the Borrower has requested the consent of the Agent, on behalf of the Counterparties, to the transfer, by way of capital contributions, of all of Borrower’s right, title and interest in and to the following U.S.-Flag Vessels and the Guarantee Collateral related thereto to certain wholly-owned subsidiaries of Borrower (indicated below), subject to the continuation of the lien of the Agent, on behalf of the Lenders, in, to and under each of said Vessels and the Guarantee Collateral related thereto:
SEABULK CHALLENGE (O.N. 642151) to Seabulk Petroleum Transport, Inc. (“SPT”)
SEABULK TRADER (O.N. 638899) to Seabulk Energy Transport, Inc. (“SET”)
SEABULK POWER (O.N. 518738) to Seabulk Ocean Transport, Inc. (“SOT”)
HOLLYWOOD (O.N. 678702) to Seabulk Towing, Inc.
     Borrower will contribute each of the SEABULK CHALLENGE, SEABULK TRADER and SEABULK POWER to the corresponding subsidiary through an intermediate, wholly-owned holding company, Seabulk Energy Carriers, Inc.(“SEC”), which will take and immediately transfer “flash” title in each Vessel, via capital contribution, to the corresponding transferee-subsidiary shown above.
     Although Seabulk Towing, Inc., is and remains a Subsidiary Guarantor under the Subsidiary Guarantee Agreement, SPT, SET, SOT and SEC are not. Accordingly, in order to induce the Agent, on behalf of the Counterparties, to consent to the above-described transfers by way of capital contributions to Borrower’s wholly-owned subsidiaries, Borrower has agreed to cause each of those subsidiaries — SPT, SET, SOT and SEC (hereinafter the “Additional Subsidiary Guarantors”) — to become a Subsidiary Guarantor under the Guarantee Agreement by executing this Fifth Supplemental Subsidiary Guarantee Agreement. As further inducement to the Agent, on behalf of the Counterparties, to give such consent, each of the Borrower; Seabulk Towing, Inc.; and the Additional Subsidiary Guarantors has agreed to execute and deliver (and cause to be recorded where appropriate) in favor of the Agent, on behalf of the Counterparties, any and all documents necessary to evidence the continuation of the lien of the Agent, on behalf of the Counterparties, in, to and under the corresponding Vessel and the Guarantee Collateral related thereto, concurrently with or immediately following its transfer or assumption of title to said Vessel (as the case may be) in connection herewith and (in the case of each of SPT, SET, SOT and Seabulk Towing, Inc.) the re-documentation of same under its ownership. All things necessary to make this Fifth Supplemental Subsidiary Guarantee Agreement a valid agreement of the Borrower, Seabulk Towing, Inc., and each of the Additional Subsidiary Guarantors in accordance with its terms have been done.
Statement of Agreement
     NOW, THEREFORE, and in consideration of the premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of the Agent and each of the Counterparties, as follows:
     SECTION 1. Each Additional Subsidiary Guarantor hereby agrees to become a Subsidiary Guarantor under the Guarantee Agreement and, together with each other Subsidiary Guarantor, hereby unconditionally and irrevocably guarantees, jointly and severally, to the Agent and each of the Counterparties (i) the full and prompt payment of an amount equal to each and all of the payments and other sums when and as the same shall become due, required to be paid by the Borrower under each of the Swap Agreements and (ii) the full and prompt performance and observance by the Borrower of the obligations, covenants and agreements required to be performed and observed by the Borrower under each of the Swap Agreements (items (i) and (ii), the “Subsidiary Guarantee Obligations”). Each Additional Subsidiary Guarantor hereby irrevocably and unconditionally agrees that, upon any default by the Borrower in the payment, when due, of any amounts (including amounts in respect of fees and indemnification owing to the Agent or the Counterparties) due under the Swap Agreements, it will promptly pay the same within ten (10) days after receipt of written demand therefor from the Agent or any Counterparty. Each Additional Subsidiary Guarantor further hereby irrevocably and unconditionally agrees that, upon any default by the Borrower in any of its obligations, covenants and agreements required to be performed and observed by the Borrower under the Swap Agreements, it will effect the observance of such obligations, covenants and agreements within ten (10) days after receipt of written demand therefor from the Agent or any Counterparty.
     Each Additional Subsidiary Guarantor further agrees that the Subsidiary Guarantee Obligations may be extended or renewed, in whole or in part, without notice to or further assent from said Additional Subsidiary Guarantor and that said Additional Subsidiary Guarantor will remain bound under the Subsidiary Guarantee Agreement notwithstanding any extension or renewal of any Subsidiary Guarantee Obligation. Each Additional Subsidiary Guarantor is subject to all the provisions of the Subsidiary Guarantee Agreement applicable to a Subsidiary Guarantor. Without limiting the effect of the foregoing, each Additional Subsidiary Guarantor hereby agrees that it is hereby bound by the provisions of Section 4.18 of the Subsidiary Guarantee Agreement relating to the assignment to the Agent as security, and hereby grants to the Agent a security interest in (subject to the provisions of the applicable Assignment of Earnings and Insurances), all the freights, hires, charters and Insurances to which such Additional Subsidiary Guarantor is entitled in respect of the Vessel and any other Vessels that it owns which are subject to the Mortgages.
     SECTION 2. Each of the Borrower; Seabulk Towing, Inc.; and the Additional Subsidiary Guarantors hereby agrees to execute and deliver (and cause to be recorded where appropriate) in favor of the Agent, on behalf of the Counterparties, any and all documents necessary to evidence the continuation of the lien of the Agent, on behalf of the Counterparties, in, to and under the corresponding Vessel and the Guarantee Collateral related thereto, concurrently with or immediately following its transfer or assumption of title to said Vessel (as the case may be) in connection herewith and (in the case of each of SPT, SET, SOT and Seabulk Towing, Inc.) the re-documentation of same under its ownership.
     SECTION 3. The Subsidiary Guarantee Agreement, as supplemented and amended by this Fifth Supplemental Subsidiary Guarantee Agreement and all other Subsidiary Guarantee Agreements supplemental thereto, is in all respects ratified and confirmed, and the Subsidiary Guarantee Agreement, this Fifth Supplemental Subsidiary Guarantee Agreement and all Subsidiary Guarantee Agreements supplemental thereto shall be read, taken and construed as one and the same instrument.
     SECTION 4. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Fifth Supplemental Subsidiary Guarantee Agreement by any of the provisions of the Subsidiary Guarantee Agreement, such required provision shall control.
     SECTION 5. All covenants and agreements in this Fifth Supplemental Subsidiary Guarantee Agreement by each of Seabulk Towing, Inc., and the Additional Subsidiary Guarantors shall bind its successors and assigns, whether so expressed or not.
     SECTION 6. In case any provision in this Fifth Supplemental Subsidiary Guarantee Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     SECTION 7. Nothing in this Fifth Supplemental Subsidiary Guarantee Agreement, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Counterparties any benefit or any legal or equitable right, remedy or claim under this Fifth Supplemental Subsidiary Guarantee Agreement.
     SECTION 8. THIS FIFTH SUPPLEMENTAL CREDIT AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.
     SECTION 9. All terms used in this Fifth Supplemental Subsidiary Guarantee Agreement not otherwise defined herein that are defined in Appendix A to the Subsidiary Guarantee Agreement shall have the meanings set forth therein.

     SECTION 10. This Fifth Supplemental Subsidiary Guarantee Agreement may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.
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     WHEREOF, the parties have caused this Fifth Supplemental Subsidiary Guarantee Agreement to be duly executed as of the date first written above.

SEABULK INTERNATIONAL, INC.	SEABULK ENERGY TRANSPORT,
as Borrower,	INC. hereby acknowledges and agrees to the terms, conditions and provisions of the above Fifth Supplemental Subsidiary Guarantee Agreement

/s/ Patrice M. Johnston	/s/ Patrice M. Johnston

Name: Patrice M. Johnston	Name: Patrice M. Johnston
Title: Attorney-in-Fact	Title: Attorney-in-Fact

FORTIS CAPITAL CORP.	SEABULK OCEAN TRANSPORT, INC.
as Agent,	hereby acknowledges and agrees to the terms, conditions and provisions of the above Fifth Supplemental Subsidiary Guarantee Agreement.

/s/ C. Tobias Backer	/s/ Patrice M. Johnston

Name: C. Tobia Backer	Name: Patrice M. Johnston
Title: Senior Vice President	Title: Attorney-in-Fact

/s/ Carl Rasmussen

Name: Carl Rasmussen
Title: Senior Vice President

SEABULK TOWING, INC.	SEABULK ENERGY CARRIERS, INC.
hereby acknowledges and agrees to the terms, conditions and provisions of t above Fifth Supplemental Subsidiary Guarantee Agreement.	hereby acknowledges and agrees to the he terms, conditions and provisions of the above Fifth Supplemental Subsidiary Guarantee Agreement.

/s/ Patrice M. Johnston	/s/ Patrice M. Johnston

Name: Patrice M. Johnston	Name: Patrice M. Johnston
Title: Attorney-in-Fact	Title: Attorney-in-Fact

SEABULK PETROLEUM TRANSPORT, INC.
hereby acknowledges and agrees to the terms, conditions and provisions of the above Fifth Supplemental Subsidiary Guarantee Agreement.

/s/ Patrice M. Johnston

Name: Patrice M. Johnston
Title: Attorney-in-Fact